EMPLOYMENT AGREEMENT

Employee Name:	Gabriel G. Matus

Title(s):	Senior Vice President, General Counsel and Secretary

Effective Date:	April 30, 2013

For good consideration, the eMagin Corporation (the “Company”) shall employ Gabriel G. Matus  ("Employee") on the following terms and conditions (the "Agreement"):

I. EMPLOYMENT AGREEMENT

1.1. Employment, Duties, and Responsibilities. The Company hereby employs Employee as its Senior Vice President, General Counsel and  Secretary, and Employee accepts such employment on the terms contained in this Agreement. Within the limitations established by the Bylaws of the Company, Employee shall have each and all of the duties, responsibilities, and authorities that are consistent with his title. The Company shall retain full direction and control of the manner, means and methods by which Employee performs the services for which he is employed hereunder and, subject to Section 3.5 below, of the place or places at which such services shall be rendered. Employee shall report to the Company's Chief Executive Officer and shall have additional reporting to the Company's Board of Directors, and the Employee may also be assigned for period of time to a management committee as directed in writing by the Board of Directors.

1.2. Term, Employee’s employment with the Company hereunder shall commence on May 13, 2013 (the “Commencement Date”) and shall continue hereafter, unless terminated pursuant to Section 3, for a period of twenty four (24) months from the Commencement Date.

1.3. Time and Effort. Employee shall use his best efforts to carry out the duties and responsibilities that are consistent with his title and devote the substantial portion of his entire business time, attention, and energy exclusively to the business and affairs of the Company. During Employee's employment Employee shall not engage in any business activities outside those of the Company to the extent that such activities would interfere with or prejudice Employee's obligations to the Company. Employee may serve as a member of the Board of Directors of other organizations that do not compete with the Company, and may participate in other professional, civic, governmental organizations and activities that do not materially interfere with or affect his ability to carry out his duties.

2. COMPENSATION

2.1. Base Salary. As compensation for performing services for the Company, Employee shall be entitled to an annual salary of $234,000 subject to the deduction of applicable taxes ("Base Salary"), payable in bi-weekly installments consistent with the Company's payroll practices. The annual Base Salary may be reviewed on or before January 1 of each year by the Board or the Compensation Committee to determine if such Base Salary should be increased due to inflation or in recognition of Employee's services to the Company.

2.2. Bonus. The Board or Compensation Committee of the Board may provide Employee with a bonus from time to time at their discretion.

23. Time Off. Employee shall accrue personal time of for sick leave, personal reasons, and holidays according to applicable Company policy, except that Employee shall accrue personal time off for vacation in accordance with the Employee's accrual rate of 20 days per each calendar year, with a maximum of 10 days of unused vacation which may be rolled over (applied) to the subsequent year in addition to each calendar's year accrual. The limits for accrual and rollover of personal time, other than vacation policy specified herein, shall be pursuant to Company policy, as may be modified company-wide from time to time. The Employee acknowledges that he has received and reviewed a copy of the Company's employee manual.

2.4. Benefit Plans. During Employee's employment, Employee shall be entitled to participate, to the extent of Employee's eligibility, in the employee fringe benefits made available by the Company to its employees. Nothing in this Agreement shall preclude the Company from terminating or amending any employee benefit plan or program as a whole from time to time.

2.5. Business Expenses. Upon submission of itemized expense statements and receipts in the manner specified by the Company within 60 days of incurring such expense, Employee shall be entitled to reimbursement for reasonable travel, lodging and other reasonable business expenses incurred by the Employee in the performance of his duties under this Agreement, or as agreed to by the Board of Directors.

2.6. Stock Options and Grants. Promptly following the Commencement date, Employee and the Company shall enter into a stock option agreement whereby, among other things, Employee shall be entitled to receive an option to purchase such number of shares (the “Shares”) of the Company’s common stock equal to $50,000 (using the Black-Sholes method of valuing such option based on the closing price of the Company’s common stock on the date of grant), which option shall terminate on the earlier to occur of 5 years from its grant or upon the other applicable termination provisions contained in the option agreement between the Employee and the Company. The option agreement shall entitle Employee to purchase the Shares at the closing price of the stock on the date of grant. Subject to the terms and conditions of this Agreement and the stock option agreement, the Shares shall vest as follows: 1/3 shall vest one year from the date of this Agreement, 1/3 shall vest two years from the date of this Agreement, and the remaining 1/3 shall vest three years from the date of this Agreement provided that in the event that the Employee does not continue his employment with the Company any unvested options shall be void. The Board or Compensation Committee of the Board may provide additional awards of stock options or stock grants from time to tune or on an incentive plan as deemed appropriate.

3. TERMINATION OF EMPLOYMENT

3.1. Voluntary. If Employee voluntarily terminates Employee's employment with the Company, other than for Good Reason as defined in Section 3.5 herein, Employee shall cease to accrue salary, personal time off, benefits and other compensation on the date of voluntary termination. Accrued benefits, if any, and earned Base Salary, if any, will be payable in accordance with applicable Company policies. In addition, any and all unvested stock options granted pursuant to this Agreement shall immediately become void.

3.2. With Cause. Notwithstanding anything herein to the contrary, the Company may terminate Employee's employment hereunder for cause for any one of the following reasons: (a) failure to devote substantially all of Employee's full professional time, attention, energies, and abilities to Employee's employment duties for the Company, which failure is not cured within two weeks after the Company gives Employee written notice of the failure; (b) inducement of any customer, consultant, employee, or supplier of the Company to unreasonably breach any contract with the Company or cease its business relationship with the Company; (c) willful, deliberate, and persistent failure by Employee to reasonably perform the duties and obligations of Employee's employment which are not remedied in a 60 day period of time after receipt of written notice from the Company; (d) an act or acts of dishonesty undertaken by Employee resulting in substantial personal gain by the Employee at the expense of the Company; (e) material breach of a fiduciary or contractual duty to the Company; (f) conviction of a felony, or (g) commission of an act that results in material long term harm to the goodwill or reputation of the Company. To be deemed terminated for Cause, the Company shall have given Employee written notice stating the alleged Cause and shall have provided Employee an opportunity to present evidence to the Board of Directors, at the Company's offices on a date and time mutually convenient to the Board, no sooner than one and not later than two weeks after the foregoing notice, to refute the claim of Cause. In the event that the Employee is terminated with Cause,  (i) Employee shall cease to accrue salary, personal time off, benefits and other compensation on the date of "with cause" termination by the Company, (ii) accrued benefits, if any, and earned Base Salary, if any, will be payable in accordance with applicable Company policies, and (iii) any and all unvested stock options granted pursuant to this Agreement shall immediately become void.

3.3. Without Cause, The Company may terminate the employment of Employee at any time without notice and without cause (as cause is defined in Section 3.2) and Employee shall cease to accrue salary and other benefits other than the Company’s normal insurance policies for terminated employees. In the event that such event occurs on or before 120 days from the Effective Date, Employee shall be entitled to accrued benefits, if any, earned salary, if any, and vested stock options, if any, granted pursuant to this Agreement. In the event that Employee is terminated without cause (as cause is defined in Section 3.2) after 120 days from the Effective Date, Employee shall be entitled to monthly salary payments for twelve (12) months based on Employee's monthly rate of Base Salary at the date of such termination, provided, however, in lieu the aforementioned monthly payments the Company may in its sole discretion pay such payments in a lump-sum. Employee shall also be entitled to receive (i) payment for accrued and unpaid vacation pay, and (ii) any non-vested Options granted pursuant to Section 2.6 of this Agreement shall vest immediately.

3.4. Effect of Termination without "Cause" on Employee Stock Options. If permitted by applicable laws, rules or regulations the Company agrees to amend any stock options granted to Employee to permit the immediate full vesting and exercise thereof (provided such amendment does not violate any contract that the Company is a party to) at any time after termination of Employee's employment without Cause (as defined in section 3.2), by Employee for Good Reason (as defined in Section 3.5) or because of death or Disability to the same extent as if Employee's employment had not terminated.

3.5. Termination for Good Reason. If Employee terminates his employment with the Company for Good Reason (as hereinafter defined), such termination will be considered to be effectively the same as termination without cause; he shall be entitled to the severance benefits set forth in Section 3.3 and vesting benefits set forth in Section 3.4. For purposes of this Agreement, "Good Reason" shall mean any of the following unless such change was initiated by or voluntarily agreed to by Employee: (a) any significant change in the Employee's title, or position, or duties and responsibilities not voluntarily made; (b) any involuntary decrease in Base Salary (other than any which may be assessed on a percentage basis to at least 50 % of the Company’s employees); (c) other than with respect to reasonable business travel required of the Employee by the Company in order to fulfill his duties as Senior Vice President, General Counsel and Secretary of the Corporation, relocation of Employee’s primary office location to a location that is more than ninety (90) miles from New York City (for avoidance of doubt it is agreed that the Company’s offices located at 2070 Route 52 Building 334, Hopewell Junction, New York are within 90 miles of New York City) , or (d) any material breach by the Company of this Agreement.

3.6. Return of Company Property. Upon the termination of Employee's employment with the Company for any reason, Employee shall immediately return to the Company all electronic equipment, media, and supplies provided by the Company to the Employee or otherwise in the possession or control of the Employee. Upon Employee's termination of employment with the Company, Employee shall immediately also return to the Company, Company files used by the Employee and shall not retain any copies of such files.

3.7. Disability. The Company may terminate this Agreement without liability if Employee shall be permanently prevented from properly performing his essential duties with reasonable accommodation by reason of illness or other physical or mental incapacity for a period of more than 60 consecutive days. Upon such termination, Employee shall be entitled to all accrued but unpaid Base Salary, accrued bonus (if any), and accrued but unused paid time off to the date of such termination. In the event Employee's employment terminates under this Section, Employee may pursue long term disability benefits, if eligible, under any plan which the Company has provided for Employee, provided that the Company is not obligated to provide such a plan.

3.8. Death. In the event of the death of Employee, the Company's obligations hereunder shall automatically cease and terminate; provided, however, that within 15 days of the Company's notice of such death, the Company shall pay to Employee's heirs or personal representatives Employee's Base Salary and accrued but unused vacation pay to the date of death. All other amounts due Employee, including bonuses, shall be paid to Employee's estate in accordance with the full term of this Agreement.

 4. Non Competition, Non Solicitation, Bankruptcy

4.1. Non Competition. The Employee hereby covenants and agrees that during the term of this Agreement and for a period of one year following the end of the employment term, the Employee will not, without the prior written consent of the Company, indirectly or directly, on his own behalf in the service or on behalf of others, whether or not for compensation, engage in any business activity, or have any interest in any person, firm, corporation or business, through a subsidiary or parent entity or other entity (whether as a shareholder, agent, joint venturer, security holder, trustee, partner, consultant, creditor lending credit or money for the purpose of establishing or operating any such business, partner or otherwise) with any Competing Business of the Company in the Covered Area. For purposes of this Section "Competing Business" means any company engaging in the design, development, manufacturing, and marketing of virtual imaging products which utilize micro displays and related information technology solutions. For purposes of this Section "Covered Area" means all geographical areas of the United States and other Foreign jurisdictions where the Company has offices, manufactures or may contemplate offices or manufacturing of related products and/or sells its products directly or in-directly through distributors and/or other sales agents.

4.2. Non Solicitation. The Employee further agrees that the Employee will not divert any business of the Company and/or its affiliates or any customers or suppliers of the Company and/or the Company's and/or its affiliates' business to any other person, entity or competitor, or induce or attempt to induce, directly or indirectly, any person to leave his or his employment with the Company.

4.3. Bankruptcy. In the event that the Company voluntarily or involuntary files for bankruptcy under the Bankruptcy Code, the Employee shall use his best efforts in keeping the Company solvent and in assisting the Company emerge from bankruptcy as a reorganized entity, unless the Company is liquidated.

4.4. Remedies. The Employee acknowledges and agrees that his obligations provided herein arc necessary and reasonable in order to protect the Company and its affiliates and their respective business and the Employee expressly agrees that monetary damages would be inadequate to compensate the Company and/or its affiliates for any breach by the Employee of his covenants and agreements set forth herein. Accordingly, the Employee agrees and acknowledges that any such violation or threatened violation of this Section 4 will cause irreparable injury to the Company and that in addition to any other remedies that may be available, in law, in equity or otherwise, the Company and its affiliates shall be entitled to obtain injunctive relief against the threatened breach of this Section 4 or the continuation of any such breach by the Employee without the necessity of proving actual damages.

5. General Provisions

5.1. Modification: No waiver, modification, amendment or discharge of this Agreement shall be valid unless the same is in writing and signed by all parties hereto. Failure of any party at any time to enforce any provisions of this Agreement or any rights or to exercise any elections shall in no way be considered to be a waiver of such provisions, rights or elections and shall in no way affect the validity of this Agreement. The exercise by any party of any of its rights or any of their elections under this Agreement shall not preclude or prejudice such party from exercising the same or any other right it may have under this Agreement irrespective of any previous action taken.

5.2. Notices. All notices and other communications required or permitted hereunder or necessary or convenient in connection herewith shall be in writing and shall be deemed to have been given when hand delivered or mailed by registered or certified mail as follows (provided that notice of change of address shall be deemed given only when received):

If to the Company, to:

eMagin Corporation
3006 Northup Way, Suite
103 Bellevue, WA 98004
Attention: Chief Executive Officer

With a copy to:
Richard A. Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006

If to Employee, to:

Gabriel G. Matus
at such address as is reflected in the Employee’s employment records with the Company from time to time

Or to such other names or addresses as the Company or Employee, as the case may be, shall designate by notice to each other person entitled to receive notices in the manner specified in this Section.

5.3. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state and county of New York. The Company and the Employee hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.

5.4. Further Assurances. Each party to this Agreement shall execute all instruments and documents and take all actions as may be reasonably required to effectuate this Agreement,

5.5. Severability. Should any one or more of the provisions of this Agreement or of any agreement entered into pursuant to this Agreement be determined to be illegal or unenforceable, then such illegal or unenforceable provision shall be modified by the proper court or arbitrator to the extent necessary and possible to make such provision enforceable, and such modified provision and all other provisions of this Agreement and of each other agreement entered into pursuant to this Agreement shall be given effect separately from the provisions or portion thereof determined to be illegal or unenforceable and shall not be affected thereby.

5.6. Successors and Assigns. Employee may not assign this Agreement without the prior written consent of the Company. The Company may assign its rights without the written consent of the Employee, so long as the Company or its assignee complies with the other material terms of this Agreement. The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company, and the Employee's rights under this Agreement shall inure to the benefit of and be binding upon his heirs and executors. The Company's subsidiaries and controlled affiliates shall be express third party beneficiaries of this Agreement.

5.7. Entire Agreement. This Agreement supersedes all prior agreements and understandings between the parties, oral or written. No modification, termination or attempted waiver shalt be valid unless in writing, signed by the party against whom such modification, termination or waiver is sought to be enforced.

5.8. Counterparts; Facsimile. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original, and all of which taken together shall constitute one and the same instrument. This Agreement may be executed by facsimile with original signatures to follow.

5.9 No Conflicts. The Employee represents and warrants to the Company that the execution of this Agreement by his and his employment by the Company pursuant to this Agreement does not and will not conflict with or violate any agreement to which the Employee is a party to.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Agreement as of the date first written above.

COMPANY:

eMagin Corporation

By:	/s/
Andrew G. Sculley, Jr.
Chief Executive Officer

EMPLOYEE:

/s/
Gabriel G. Matus